Exhibit 10.1

CABLE ONE, INC.

2022 SENIOR EXECUTIVE SEVERANCE PAY PLAN

By execution of this document, Cable One, Inc., a Delaware corporation (the “Company”), adopts the Cable One, Inc. 2022 Senior Executive Severance Pay Plan (the “Plan” or this “Plan”) effective as of January 1, 2022. The purpose of the Plan is to provide cash severance benefits to eligible employees whose employment with the Company terminates upon the circumstances set forth below.

SECTION 1
DEFINITIONS

Unless a clearly different meaning is required by the context in which the word or phrase is used, capitalized terms used in this Plan are defined in Exhibit A hereto.

SECTION 2
ELIGIBILITY AND PARTICIPATION

The “Participants” in the Plan shall include each Eligible Executive who has executed and delivered to the Company a written acknowledgement substantially in the form attached hereto as Exhibit B.

SECTION 3
QUALIFYING EVENT

A Participant shall be entitled to Severance Benefits only if the Participant’s employment is terminated due to a Qualifying Event during a Protection Period and the Participant complies with all of the provisions of this Plan including, without limitation, the requirement that the Participant timely sign and deliver a Release pursuant to Section 5.5. A “Qualifying Event” includes any one of the following:

(a)    The Company’s termination of the Participant’s employment without Cause during a Protection Period; or

(b)    Only for Participants who are C-Suite Officers or Senior Vice Presidents, the Participant’s voluntary termination of employment for Good Reason during a Protection Period.

No termination of employment described in this Section 3 constitutes a “Qualifying Event” unless such termination of employment also constitutes a Separation from Service. For the avoidance of doubt, a Participant will not be entitled to Severance Benefits if the Participant’s employment is terminated for reasons other than a Qualifying Event during a Protection Period including, without limitation, voluntary retirement, death, disability, a voluntary resignation without Good Reason, or a termination for Cause.

SECTION 4
TERMINATION PROCEDURES

A Participant will receive advance written notice of a termination by the Company in connection with a Qualifying Event when practicable, but in no event is advance written notice required.

SECTION 5
SEVERANCE BENEFITS

5.1    Description of Severance Benefits for All Participants. Upon a Qualifying Event during a Protection Period, and if the Participant complies with all of the provisions of this Plan including, without limitation, the requirement that the Participant sign and deliver a Release pursuant to Section 5.5 within the period specified in the Release, then, based on the Participant’s position and tenure with the Company at the time of his or her Separation from Service, the Participant will be entitled to receive the Severance Benefits described in Exhibit C hereto except as otherwise provided in this Section 5.

5.2    Withholding of Taxes and Other Required Deductions. The Company will withhold from any amounts payable under this Plan all federal, state, local or other taxes and other deductions that are legally required to be withheld.

5.3    Relation to Other Severance Programs or Payments. Severance Benefits are not intended to duplicate other comparable post-termination payments or benefits under any plan, program, policy or agreement between the Participant and the Company or any Affiliate, regardless of the event triggering such payments or benefits, or under applicable law (such as the WARN Act). Should such payments or benefits be due, the Participant’s Severance Benefits will be treated as having been paid to satisfy such payments or benefits (to the extent payable by the Company or any Affiliate) or will be reduced by such payments or benefits. In either case, the Plan Administrator in its sole and exclusive judgment will determine how to apply this provision and may override this or other provisions in this Plan in doing so. No Severance Benefits will be payable under this Plan to an employee who is entitled to receive severance benefits under an employment agreement or other agreement with the Company or any Affiliate unless such employment agreement or other agreement specifically states otherwise. For the avoidance of doubt, this Plan shall not supersede, amend, modify, reduce, limit or otherwise detract from any accelerated or special vesting provisions contained in any equity award agreements by and between the Company or any Affiliate and any Participant.

5.4    Potential Limitations on Severance Benefits and Payments.

(a)    Best Net. Notwithstanding anything in this Plan to the contrary, if the Severance Benefits received or to be received by a Participant under this Plan or any other plan, arrangement or agreement (all such payments referred to herein as “Parachute Payments”) constitute “parachute payments” within the meaning of Code Section 280G and would, but for this Section 5.4, be subject to the excise tax imposed under Code Section 4999 (the “Excise Tax”), then prior to making the Parachute Payments, a calculation will be made comparing (x) the Net Benefit (defined below) to the Participant of the Parachute Payments after payment of the Excise Tax to (y) the Net Benefit to the Participant if the Parachute Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (x) above is less than the amount under (y) above will the Parachute Payments be reduced to the minimum extent necessary to ensure that no portion of the Parachute Payments is subject to the Excise Tax. “Net Benefit” means the present value of the Parachute Payments net of all federal, state, local, foreign income, employment, and excise taxes. Any reduction made pursuant to this Section 5.4 will be made in a manner determined solely by the Company that is consistent with the requirements under Section 409A of the Code.

(b)    Repeal. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section 5.4 will be of no further force or effect. Moreover, if the provisions of Sections 280G and 4999 of the Code do not apply to impose the excise tax on payments under this Plan, then the provisions of this Section 5.4 will not apply.

5.5    Release and Waiver. Notwithstanding any other provision of this Plan to the contrary, the right of a Participant to receive the Severance Benefits will be subject to the execution (and non-revocation) by the Participant of a release and waiver of all claims (the “Release”) substantially in the form attached hereto as Exhibit D. The Participant will generally receive the Release on the Participant’s last day of employment and in no event more than 7 days following the Participant’s last day of employment. To receive Severance Benefits under this Plan, the Participant must sign and return the Release within the 21- or 45-day (as applicable) period specified in the Release and then refrain from revoking the Release within the 7-day revocation period described in the Release; provided, however, the foregoing time period to review the Release may be shorter and there may be no revocation right if the Participant is under age 40.

SECTION 6
FORFEITURE OF SEVERANCE BENEFITS; RESTRICTIVE COVENANTS

6.1    Reaffirmation. By participating in this Plan, each Participant acknowledges and reaffirms his or her obligation to comply with all of the restrictive covenants set forth in the Company’s Clawback Policy, or in any equity award agreement or any other agreement between the Participant and the Company, in each case, as such restrictive covenants may be amended from time to time.

6.2    Violation of the Clawback Policy. Notwithstanding any other provision of this Plan, if it is determined by the Company that a Participant has violated the Clawback Policy, the Participant shall be required to repay to the Company an amount equal to the economic value of all Severance Benefits already provided to the Participant under this Plan, and the Participant shall forfeit all unpaid benefits under this Plan. Additional forfeiture provisions may apply under other policies of the Company or other agreements between a Participant and the Company, and any such forfeiture provisions shall remain in full force and effect.

6.3    Remedies Cumulative. All remedies afforded the Company under this Plan are cumulative in nature and in no way limit the remedies available to the Company under any other Company plan, program, policy or agreement. The remedies under this Plan are also available to the Company in addition to every other remedy provided by law, including but not limited to the ability to seek injunctive relief and money damages.

SECTION 7
EMPLOYMENT STATUS AND RIGHTS

7.1    Employment Status. This Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Participant as an employee, to change the status of the Participant’s employment or to change the Company’s policies regarding termination of employment. Unless otherwise provided in a written contract with the Company, the Participant remains an at-will employee of the Company.

7.2    Includable Compensation. Severance Benefits shall not be counted as “compensation” for purposes of determining benefits under other benefit plans, programs, policies and agreements, except to the extent expressly provided therein. Except as otherwise specifically provided for in this Plan, a Participant’s rights and benefits under any of the Company’s other benefit plans, programs, policies and agreements continue to be subject to the respective terms of those plans, programs, policies and agreements.

SECTION 8
TYPE OF PLAN

This Plan is intended to be, and shall be interpreted as, an unfunded employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) for a select group of management or highly compensated employees (within the meaning of Section 2520.104-24 of Department of Labor Regulations).

SECTION 9

SUCCESSORS AND ASSIGNMENTS

9.1    Assumption Required. This Plan shall bind any successor to the Company, or to substantially all of its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and to agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

9.2    Assignment. This Plan shall inure to the benefit of and shall be enforceable by a Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant should die while any amount would still be payable to the Participant under this Plan had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the Participant’s estate. A Participant’s rights under this Plan shall not otherwise be transferable or subject to lien or attachment.

SECTION 10
AMENDMENT AND TERMINATION

The Board may amend or terminate this Plan at any time, subject to the following exceptions: (a) no amendment or termination of the Plan shall impair or abridge the obligations of the Company already incurred (no obligation exists until there has been a Qualifying Event during a Protection Period with respect to a particular Participant); (b) no amendment or termination of the Plan shall affect the rights under the Plan of a Participant (including such Participants rights to receive Severance Benefits hereunder) who incurs both a Qualifying Event and a Separation from Service during a Protection Period; (c) the Plan shall continue and may not be amended or terminated during a Protection Period; provided, however, that changes to the Plan that do not impair the rights of Participants and/or reduce their benefits may be made during a Protection Period; and (d) notwithstanding the foregoing, the Plan may be amended at any time and from time to time by the Company to reflect changes necessary due to revisions to, or interpretations of ERISA, the Code, or any other provision of applicable state or federal law and no amendment may be made if it will result in a violation of Section 409A of the Code and any such amendment shall at no time have any legal validity.

The form of any amendment or termination of this Plan shall be a written instrument signed by a duly authorized officer of the Company, certifying that the amendment or termination has been approved in accordance with this Section 10.

SECTION 11
GOVERNING LAW, JURISDICTION AND VENUE, ARBITRATION

This Plan is intended to qualify for the “top hat” exception to most of the requirements of ERISA and it shall be interpreted and administered consistent with that intent. To the extent state law is applicable, this Plan shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

Any dispute or claim relating to or arising out of the employment relationship between the Participant and the Company or the termination of that relationship that is not subject to the claims procedure described in Exhibit E hereto shall be resolved by confidential, binding arbitration in Phoenix, Arizona, before, and in accordance with the rules then obtaining of the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Any arbitration conducted pursuant to the terms of this Plan shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16), as amended, modified or supplemented from time to time (the “FAA”).

For the purposes of any suit, action, or other proceeding arising out of this Plan or with respect to a Participant’s employment with the Company that is not otherwise subject to arbitration as described in this Section 11 or the claims procedure set forth in Exhibit E hereto, each Participant: (a) agrees to submit to the exclusive jurisdiction of the federal or state courts located in Phoenix, Arizona; (b) waives any objection to personal jurisdiction or venue in such jurisdiction, and agree not to plead or claim forum non conveniens; and (c) waives his or her respective rights to a jury trial of any claims and causes of action, and agree to have any matter heard and decided solely by the court.

SECTION 12
VALIDITY AND SEVERABILITY

The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which other provision shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 13
ADMINISTRATION

13.1    Administration. The Plan Administrator has all power and authority necessary or convenient to administer this Plan, including, but not limited to, the exclusive authority and discretion: (a) to construe and interpret this Plan; (b) to decide all questions of eligibility for and the amount of benefits provided under this Plan; (c) to prescribe procedures to be followed and the forms to be used by the Participants pursuant to this Plan; and (d) to request and receive from all Participants such information as the Plan Administrator determines is necessary for the proper administration of this Plan. All actions taken and all determinations made by the Plan Administrator will be final and binding on all persons claiming any interest in or under this Plan.

13.2    Claims Procedures. Claims for benefits under the Plan must be initiated through the claims procedures set forth in Exhibit E hereto.

SECTION 14
CODE SECTION 409A

14.1    Ban on Deferral. Under no circumstances may the time or schedule of any payment made or benefit provided pursuant to this Plan be subject to a further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code.

14.2    No Elections. No Participant has any right to make any election regarding the time or form of any payment due under this Plan nor may any Participant elect to receive cash or any other allowance in lieu of the Severance Benefits described in this Plan. Similarly, a Participant may not elect the taxable year in which a payment will be made pursuant to this Plan.

14.3    Compliance with Section 409A. This Plan shall be operated in compliance with Section 409A of the Code and each provision of this Plan shall be interpreted, to the extent possible, to either comply with Section 409A or to qualify for an exception to the requirements of Section 409A. To the extent that a Participant becomes entitled to receive Severance Benefits under the terms of the Plan, and, at the time of the Participant’s Separation from Service (as defined in Section 1.409A-1(h) (applying the default rules of Treasury Regulation Section 1.409A-1(h)), he or she is a Specified Employee (as defined in Treasury Regulation Section 1.409A-1(i)), any portion of the Severance Benefits payable to such Participant that is subject to Code Section 409A and applicable guidance thereunder shall be paid on the date that is 6 months following the date of the Participant’s Separation from Service. For purposes of Section 409A, the right to a series of installment payments under this Plan shall be treated as a right to a series of separate payments under Treasury Regulation Section 1.409A-2(b)(2)(iii). If the Company determines that all or a portion of the benefits provided under the Plan are subject to Section 409A of the Code, and if the Release consideration period and revocation period (as described in Section 5.5), spans 2 calendar years, the applicable severance amount shall not begin to be paid (or be paid) until the second calendar year. Although this Plan has been designed to comply with Section 409A of the Code or to fit within an exception to the requirements of Section 409A of the Code, the Company specifically does not warrant such compliance. Each Participant is fully responsible for any and all taxes or other amounts imposed by Section 409A or any other provision of the Code.

Exhibit A

Definitions

(a)    “Affiliate” means: (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company; and/or (b) any entity in which the Company has a significant equity interest, in either case as determined by the Compensation Committee.

(b)    “AIP Bonus” means the annual cash incentive bonus a Participant is entitled to earn pursuant to the applicable Company bonus plan or program as established and amended by the Compensation Committee from time to time.

(c)    “Base Salary” means the annualized amount a Participant is entitled to receive as wages or base salary as of the date of their termination of employment, regardless of whether any such amounts are deferred, excluding all bonus, overtime, commissions, incentive, health and other additive compensation, and amounts designated by the Company as payment toward reimbursement of expenses.

(d)    “Board” means the board of directors of the Company.

(e)    “By-laws” means the Amended and Restated Bylaws of the Company, as may be amended from time to time.

(f)    “C-Suite Officer” means the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Company, and any other “c-suite” officer of the Company as may be designated from time to time as a “C-Suite Officer” under the Plan by the Compensation Committee.

(g)    “COBRA” means the Comprehensive Omnibus Budget Reconciliation Act, as amended.

(h)    “Cause” means the occurrence of any of the following events: (1) a Participant’s commission of fraud, misappropriation, dishonesty, theft, embezzlement or intentional misuse of Company funds or property; (2) a Participant’s failure to substantially perform his or her duties to the Company; (3) a Participant’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; (4) any willful act, or failure to act, by a Participant in bad faith to the material detriment of the Company; (5) a Participant’s material noncompliance with Company policies and guidelines, including misconduct, or the grossly negligent failure to supervise an employee who engaged in misconduct, that resulted in a material violation of Company policies and guidelines for which there was a significant negative impact on the Company’s financial or operating results, market capitalization, share price or reputation; or (6) a Participant’s material breach of any restrictive covenant provision contained in any agreement between a Participant and the Company; provided that in cases where the Company, in its sole discretion, determines that a cure opportunity is appropriate, the Participant shall first be provided a 15 day cure period. If, subsequent to a Participant’s termination of employment with the Company or one of its Affiliates for any reason other than for Cause, the Company determines in good faith that the Participant’s employment could have been terminated by the Company or applicable Affiliate for Cause, then, at the election of the Company, the Participant’s employment will be deemed to have been terminated for Cause as of the date the events giving rise to Cause occurred.

(i)    “Change of Control” means the occurrence of any of the following events, provided, that a Change of Control shall not occur for purposes of this Plan until the consummation or effectiveness of the change in control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company:

(1)    during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act) (a “Person”), in each case other than the Board;

(2)    the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company, and (3) at least a majority of the members of the board of directors of the Continuing Company were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(3)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (2) above that does not otherwise constitute a Change of Control; or

(4)    any Person, corporation or other entity or “group” (as used in Section 13(d) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (C) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this paragraph (4), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of paragraph (2) above.

(j)     “Clawback Policy” means the Clawback Policy of the Company adopted by the Board effective January 1, 2019, as may be amended from time to time.

(k)    “Code” means the Internal Revenue Code of 1986, as amended.

(l)    “Compensation Committee” means the Compensation and Talent Management Committee of the Board, or such Committee’s designee.

(m)    “Eligible Executive” means any C-Suite Officer, Senior Vice President or Vice President of the Company.

(n)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(p)    “Good Reason” means the occurrence of any of the following events, without a Participant’s prior written consent, that is not cured by the Company within 90 days after receipt of written notice from the Participant of such event: (1) a material reduction in the Participant’s Base Salary or AIP Bonus opportunity; (2) a material diminution in the Participant’s title, duties or responsibilities; or (3) a relocation of the Participant’s principal work location by more than 50 miles. Good Reason shall not exist unless the Participant notifies the Company of the condition giving rise to Good Reason within 60-days of the initial occurrence thereof. In cases where cure is possible, the Company shall be provided a 90-day cure period; if such circumstances are not cured by the expiration of such cure period, the Participant may resign for Good Reason within 3 months following the end of the cure period, but if such circumstances are cured within the cure period or if the Participant does not resign for Good Reason within 3 months following the end of the cure period, such circumstances will not be deemed to constitute Good Reason.

(q)    “Participant” has the meaning set forth in Section 2.

(r)    “Plan Administrator” means the Compensation Committee or its designee.

(s)    “Protection Period” means the period commencing three (3) months prior to the date upon which a Change of Control occurs and ending eighteen (18) months following the date upon which a Change of Control occurs.

(t)    “Qualifying Event” has the meaning set forth in Section 3.

(u)    “Release” has the meaning set forth in Section 5.5.

(v)    “Senior Vice President” means any person designated as a senior vice president of the Company in accordance with the By-laws.

(w)    “Separation from Service” has the meaning ascribed to it in Treasury Regulation Section 1.409A-1(h) (applying the default rules of Treasury Regulation Section 1.409A-1(h)).

(x)    “Severance Benefits” means the cash benefits payable to a Participant in accordance with Section 5.

(y)    “Vice President” means any person designated as a vice president of the Company in accordance with the By-laws including, without limitation, any person designated to have the title of “vice president” but who is not deemed to be an officer of the Company pursuant to Article V of the By-laws, as such Article may be amended from time to time.

Exhibit B

CABLE ONE, INC.

2022 SENIOR EXECUTIVE SEVERANCE PAY PLAN

Acknowledgement Form

Cable One, Inc., a Delaware corporation (the “Company”), is making the attached 2022 Senior Executive Severance Pay Plan (the “Plan”) available to certain senior executives of the Company for participation to the extent provided under the Plan. To be eligible to receive Severance Benefits (as defined in the Plan) upon a Qualifying Termination during a Protection Period (as each term is defined in the Plan) you must, among other things, sign this Acknowledgment Form and return a copy to the Company’s General Counsel.

By signing this Acknowledgement Form, you acknowledge and agree that:

1.         You have received, read and reviewed a copy of the Plan, including, without limitation, Sections 6, 7 and 11 of the Plan.

2.         You agree to be bound by, and comply with, all of the provisions of the Plan.

3.         As described in Section 6 of the Plan, you acknowledge and agree that a violation of the Clawback Policy will result in the forfeiture of the opportunity to receive any future Severance Benefits under the Plan and that, in the event of a violation, you will be required to repay to the Company any amounts received under the Plan.

Signature:

Printed Name:

Title:

Date:

Exhibit C

Schedule of Severance Benefits

Eligible Executive	Cash Severance Amount[1]	Pro Rata AIP[2]	H&W Cash Payment[3]
C-Suite Officers

Sum of (i) 2.5 times the Base Salary (determined

without regard to any reduction giving rise to the

Participant’s right to resign for Good Reason)

plus (ii) 2.5 times the target AIP Bonus for the

year in which the Qualifying Event occurs.

A pro rata portion of the target AIP Bonus for the year in which the Qualifying Event occurs (pro-rated for the portion of the year prior to the Qualifying Event).

A cash amount equal to

18 times the monthly

premium required to be

paid by the Participant

to continue the

Participant’s group

health care coverage as

in effect for the year in

which the Qualifying

Event occurs, based on

the monthly COBRA

premium in effect as of

the Participant’s last

day of employment.

Senior Vice Presidents

Sum of (i) 2.0 times the Base Salary (determined

without regard to any reduction giving rise to the

Participant’s right to resign for Good Reason)

plus (ii) 2.0 times the target AIP Bonus for the

year in which the Qualifying Event occurs.

		Same as above	Same as above
Vice Presidents

If the Participant has 10 or more years of

continuous service with the Company, any

Affiliate, or any predecessor to the Company or

any Affiliate, sum of (i) 1.0 times the Base

Salary plus (ii) 1.0 times the target AIP Bonus

for the year in which the Qualifying Event

occurs.

If the Participant has less than 10 years of

continuous service with the Company, any

Affiliate, or any predecessor to the Company or

any Affiliate, sum of (i) 0.5 times the Base

Salary plus (ii) 0.5 times the target AIP Bonus

for the year in which the Qualifying Event

occurs.

		Same as above	Same as above, except 18 months is replaced with 12 months.

1 Paid in a single lump sum during the first payroll period following the date on which the Release becomes fully effective and nonrevocable.

2 Such amount will be paid at the later of: (i) the same time AIP Bonuses are paid to actively employed senior executives of the Company; or the date on which the Release becomes fully effective and nonrevocable.

3 Paid in a single lump sum during the first payroll period following the date on which the Release becomes fully effective and nonrevocable.

C-1

Exhibit D

General Release of Claims4

This General Release of Claims (this “Agreement”) is entered into by [●] (the “Executive”) and Cable One, Inc., a Delaware corporation (the “Company”), effective as of [●], 20[●], but subject to the Executive’s right to revoke this Agreement as set forth in Section 4, below. In consideration of the promises set forth herein, the Executive and the Company agree as follows:

1.	Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Cable One, Inc. 2022 Senior Executive Severance Pay Plan (the “Plan”).

2.

Background. Executive is a Participant in the Plan and is eligible for the benefits described in the Plan if Executive experiences a Qualifying Event during a Protection Period and Executive, among other things, signs (and does not revoke) this Agreement.

3.

General Release and Waiver of Claims. Having consulted with counsel, the Executive, on behalf of himself or herself and each of his or her heirs, executors, administrators, representatives, agents, insurers, successors and assigns (collectively, and including the Executive, the “Releasors”) hereby irrevocably and unconditionally releases and forever discharges the Company, its subsidiaries and affiliates and each of their respective officers, employees, directors, members, stockholders, parents, subsidiaries and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, attorneys’ fees, enhanced or liquidated damages, penalties, fines, settlements, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, whether known or unknown, arising out of the Executive’s employment relationship with and service as an employee, officer or director of the Company or any parents, subsidiaries or other affiliated companies and the termination of such relationship or service; provided, however, that the Executive does not release, discharge or waive any rights to: (a) payments and benefits provided under the Plan; and (b) any indemnification rights the Executive may have in accordance with applicable law or under any director and officer liability insurance maintained by the Company with respect to liabilities arising as a result of the Executive’s service as an officer, if applicable, and employee of the Company. This Section 3 does not apply to any Claims that the Releasors may have as of the date the Executive signs this Agreement arising under the Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”) or any other claims that may not be released as a matter of law. Claims arising under ADEA are addressed in Section 4, below.

The Executive acknowledges that he or she may hereafter discover Claims or facts in addition to or different from those which the Executive now knows or believes to exist with respect to the subject matter of this release and which, if known or suspected at the time of executing this release, may have materially affected this release or the Executive’s decision to enter into it. Nevertheless, the Executive, on behalf of himself or herself and the other Releasors, hereby waives any right or Claim that might arise as a result of such different or additional Claims or facts.

4 The Company reserves the right to modify the language in this Release based on legal developments and evolving best practices.  If any Participant resides in California at the time of termination, the Company reserves the right to incorporate language addressing Section 1542 of the California Civil Code.

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4.

ADEA. In further consideration of the payments and benefits provided to the Executive under this Agreement, the Executive, on behalf of himself or herself and the other Releasors, hereby unconditionally releases and forever discharges the Releasees from any and all Claims arising under ADEA that the Releasors may have as of the date the Executive signs this Agreement. By signing this Agreement, the Executive hereby acknowledges and confirms the following: (a) the Executive was advised by the Company in connection with his or her termination to consult with an attorney of his or her choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (b) the Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his or her choosing with respect thereto; (c) the Executive knowingly and voluntarily accepts the terms of this Agreement; and (d) the Executive is providing this release and discharge only in exchange for consideration in addition to anything of value to which the Executive is already entitled. The Executive also understands that he or she has 7 days following the date on which he signs this Agreement within which to revoke the release contained in this Section, by providing the Company with a written notice of his or her revocation of the release and waiver contained in this Section.

5.

No Assignment. The Executive represents and warrants that he or she has not assigned any of the Claims being released under this Agreement. The Company may assign this Agreement, in whole or in part, to any Affiliate or any successor in interest to the Company.

6.

Proceedings. The Executive has not filed, and except as provided in this Section 6, the Executive agrees not to initiate or cause to be initiated any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body relating to his or her employment or the termination of employment, other than with respect to the obligations of the Company to the Executive under the Plan or any indemnification rights the Executive may have as described in Section 3 (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. The Executive waives any right he or she may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding. This Section 6 shall not preclude the Executive from filing any complaint, charge, claim or proceeding challenging the validity of the Executive’s waiver of Claims arising under ADEA. However, both the Executive and the Company confirm their belief that the Executive’s waiver of claims under ADEA is valid and enforceable, and that their intention is that all claims under ADEA will be waived. Executive further acknowledges that he or she is not waiving and is not being required to waive any right that cannot be waived by law, including the right to file a charge or participate in an administrative investigation or proceeding of the Equal Employment Opportunity Commission, National Labor Relations Board, or any other government agency prohibiting waiver of such right; provided, however, that Executive hereby disclaims and waives any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation, excepting only any benefit or remedy to which Executive is or becomes entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. This Agreement is not intended to, and shall be interpreted in a manner that does not, limit or restrict Executive from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).

7.

Severability. In the event that any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, shall be inoperative.

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8.	No Admission. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Company.

9.

Governing Law; Forum; Disputes. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The dispute resolution and forum selection provisions of Section 11 of the Plan shall apply to this Agreement and are incorporated herein by reference.

10.

Restrictive Covenants. Executive acknowledges and agrees that a violation of the restrictive covenants set forth in the Company’s Clawback Policy or in any equity award agreement or any other agreement between the Participant and the Company, in each case, as such restrictive covenants may be amended from time to time, will result in the forfeiture of the opportunity to receive any unpaid Severance Benefits and that Executive will be required to repay to the Company any amounts received under the Plan.

The Company and Executive have executed this Agreement as of the dates set forth above.

Cable One, Inc.

By:
Name:
Its:

Signature:

Executive’s Name:

Title:

Date:

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Exhibit E

Claims Procedures

(a)    Initial Claim. A claim for benefits under the Plan must be submitted in writing to the “Claims Administrator,” who for this purpose shall be the Senior Vice President, Human Resources or such person’s designee.

(1)    Notice of Decision. Written notice of the disposition of the claim shall be furnished to the claimant within a reasonable period of time, but not later than 90 days after receipt of the claim by the Claims Administrator, unless the Claims Administrator determines that special circumstances require an extension of time for processing the claim. If the Claims Administrator determines that an extension is required, written notice (including an explanation of the special circumstances requiring an extension and the date by which the Claims Administrator to render the benefits determination) shall be furnished to the claimant prior to the termination of the original 90 day period. In no event shall such extension exceed a period of 90 days from the end of the initial 90 day period. If the claim is denied, the notice required pursuant to this Section shall set forth the following: (i) the specific reason or reasons for the adverse determination; (ii) special reference to the specific Plan provisions upon which the determination is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan’s appeal procedure and the time limits applicable to an appeal, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

(b)    Appeal Procedures. Every claimant shall have the right to appeal an adverse benefits determination to the Plan Administrator (including, but not limited to, whether the Participant’s Separation from Service was for Cause). Such an appeal may be accomplished by a written notice of appeal filed with the Plan Administrator within 60 days after receipt by the claimant of written notification of the adverse benefits determination. Claimants shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. Claimants will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, such relevance to be determined in accordance with paragraph (c), below. The appeal shall take into account all comments, documents, records, and other information submitted by claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(1)    Notice of Decision. Notice of a decision on appeal shall be furnished to the claimant within a reasonable period of time, but not later than 60 days after receipt of the appeal by the Plan Administrator unless the Plan Administrator determines that special circumstances (such as the need to hold a hearing if the Plan Administrator determines that a hearing is required) require an extension of time for processing the claim. If the Plan Administrator determines that an extension is required, written notice (including an explanation of the special circumstances requiring an extension and the date by which the Plan Administrator expects to render the benefits determination) shall be furnished to the claimant prior to the termination of the original 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial 60 day period. The notice required by the first sentence of this Section shall be in writing, shall be set forth in a manner calculated to be understood by the claimant and, in the case of an adverse benefit determination, shall set forth the following: (i) the specific reason or reasons for the adverse determination; (ii) reference to the specific Plan provisions upon which the determination is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, such relevance to be determined in accordance with paragraph (c), below; and (iv) an explanation of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

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(c)    Definition of Relevant. For purposes of this Section, a document, or other information shall be considered “relevant” to the claimant’s claim if such document, record or other information: (1) was relied upon in making the benefit determination; (2) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or (3) demonstrates compliance with the administrative processes and safeguards required pursuant to these claims procedures on making the benefit determination.

(d)    Decisions Final; Procedures Mandatory. To the extent permitted by law, a decision on review or appeal shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Section shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan. The Plan Administrator may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

(e)    Time for Filing Legal or Equitable Action. Any legal or equitable action filed in connection with the Plan by a person claiming rights under the Plan must be commenced not later than the earlier of: (1) the shortest applicable statute of limitations provided by law; or (2) two (2) years of the date the written copy of the Plan Administrator’s decision on review is delivered to the claimant in accordance with paragraph (b)(1), above.

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